As filed with the Securities and Exchange Commission on November 14, 2007
Registration No. 33-41042

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	58-1035424

(State of Incorporation)	(IRS Employer ID Number)

660 Engineering Drive, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)
File No. 000-06072
Registrant’s Telephone Number, Including Area Code: (770) 263-9200
EMS TECHNOLOGIES, INC. 1986 NON-QUALIFIED STOCK OPTION PLAN
(Full Title of Plan)
William S. Jacobs
Senior Legal Adviser
EMS Technologies, Inc.
660 Engineering Drive
Technology Park/Atlanta
Norcross, Georgia 30092
(770) 729-6514
(Name, address, including zip code, and telephone number, including area code, of agent for service)
This offering has been terminated, and the remaining unsold shares are hereby deregistered.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on November 2, 2007.

EMS TECHNOLOGIES, INC.
By:	/s/ PAUL B. DOMORSKI
Paul B. Domorski
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated..

Signature	Title	Date

/s/ John B. Mowell	Chairman of the Board of Directors	November 2, 2007

John B. Mowell

/s/ PAUL B. DOMORSKI	President, Chief Executive	November 2, 2007

Paul B. Domorski	Officer and Director (Principal Executive Officer)

/s/ Don T. Scartz	Executive Vice President, Chief	November 2, 2007

Don T. Scartz	Financial Officer and Treasurer (Principal Financial Officer)

/s/ Gary B. Shell	Vice President, Finance	November 2, 2007

Gary B. Shell	Chief Accounting Officer (Principal Accounting Officer)

/s/ Hermann Buerger	Director	November 2, 2007

Hermann Buerger

/s/ FRANIS J. ERBRICK	Director	November 2, 2007

Francis J. Erbrick

/s/ John R. Kreick	Director	November 2, 2007

John R. Kreick

/s/ THOMAS W. O’CONNELL	Director	November 2, 2007

Thomas W. O’Connell

/s/ BRADFORD W. PARKINSON	Director	November 2, 2007

Bradford W. Parkinson

/s/ Norman E. Thagard	Director	November 2, 2007

Norman E. Thagard

/s/ John L. Woodward, Jr.	Director	November 2, 2007

John L. Woodward, Jr.